Exhibit 10.47

THIRD AMENDMENT TO AMENDED AND RESTATED

THE CHEESECAKE FACTORY INCORPORATED EXECUTIVE SAVINGS PLAN

This Third Amendment to the Amended and Restated The Cheesecake Factory Incorporated Executive Savings Plan (the “Second Amendment”) is effective June 22, 2012.

A.            RECITALS

1.              The Cheesecake Factory Incorporated, a Delaware corporation (“Company”) established an unfunded deferred compensation plan, entitled “The Cheesecake Factory Executive Savings Plan”, effective October 1, 1999 (the “1999 Plan”), to provide supplemental retirement income benefits for a select group of management who are considered highly compensated employees, through deferrals of salary and bonuses, and through discretionary Company contributions. The 1999 Plan was amended by a First Amendment, effective December 1, 2000; a Second Amendment, effective October 1, 2001; a Third Amendment, effective January 1, 2003; a Fourth Amendment, effective October 1, 2004; and a Fifth Amendment, effective January 1, 2005.

2.              On July 23, 2008, the Company amended and restated the 1999 Plan so that the provisions of Exhibit A to the Plan would apply only to any elective deferrals and Company Contribution Amounts contributed and vested on or before December 31, 2004 (“Plan A”) and that the provisions of Exhibit B to the Plan would apply only to any elective deferrals and Company Contribution Amounts contributed or vested on or after January 1, 2005 (“Plan B”). The amended and restated 1999 Plan, collectively with  Plan A and Plan B, is hereafter referred to as the “Restated Plan”.

3.              On April 1, 2012, The Company further amended the Restated Plan by a Second Amendment to the Amended and Restated The Cheesecake Factory Incorporated Executive Savings Plan.

4.              The Company now desires to further amend the Restated Plan to amend Plan A in accordance with Treasury Regulation §1.409A-6(a)(4)(i)(C) to require compliance with a domestic relations order with respect to payments to an individual other than the service provider.

5.              Unless otherwise defined in this Third Amendment to the contrary, all capitalized terms herein shall have the meaning given such term in the Restated Plan.

6.              The Restated Plan as amended by this Third Amendment is hereafter referred to as the “Plan”.

B.            AMENDMENT

I.                                        Plan A is hereby amended by adding the following new Section 6.1(e):

“(e)                            The Committee may accelerate the date of distribution of all or any portion of the vested portion of a Participant’s Account balance to satisfy a domestic relations order if the Committee determines the order is qualified under ERISA Section 206(d)(3)(B)(i).”

Except as herein modified, all other terms and conditions of the Plan shall remain in full force and effect.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed as of the date indicated below.

The Cheesecake Factory Incorporated

By:	/s/ DAVID OVERTON
David Overton

Its:	Chief Executive Officer

Date:	June 22, 2012